UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 27, 2018

Date of Report (Date of earliest event reported)

Bonanza Creek Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

410 17th Street, Suite 1400

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 440-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fenoglio Resignation

On November 27, 2018, based on a mutual decision with the Board, Scott A. Fenoglio announced his intention to leave his role as the Senior Vice President, Finance and Planning of Bonanza Creek Energy, Inc. (the “Company”). Mr. Fenoglio’s last day of employment with the Company will be November 30, 2018 (the “Separation Date”).

On November 27, 2018, in connection with his departure, Mr. Fenoglio entered into a Separation and General Release Agreement with the Company (the “Release”), whereby (i) his employment agreement with the Company was terminated; (ii) he entered into a mutual release with the Company; (iii) he will receive payment of his base salary through the Separation Date; (iv) he will receive any accrued employment benefits, including payment under the Company’s applicable retirement benefit plan, payment of accrued but unused vacation and payment of any approved but not yet reimbursed business expenses; (v) he will receive accelerated vesting of the equity grants he received upon the Company’s emergence from bankruptcy and partial accelerated vesting of a portion of the equity grants he received in May 2018, resulting in his receipt of 16,254 non-qualified stock options and 19,973 shares of common stock of the Company; (vi) he will receive his annual target bonus for 2018 of $206,250 and (vii) he will be granted reimbursement of the difference between the amount he pays to effect and continue COBRA coverage and the employee contribution amount that active senior executive employees of the Company or its applicable affiliate pay for the same or similar coverage, for up to a one-year period following the Separation Date.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Release, which is filed herewith as Exhibit 10.1, and incorporated by reference herein in its entirety.

Item 9.01              Exhibits.

(d)   Exhibits

Exhibit No.	Description

10.1*	Separation and General Release Agreement, by and between Bonanza Creek Energy, Inc. and Scott A. Fenoglio, dated November 27, 2018.

*  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Date: November 30, 2018	By:	/s/ Cyrus D. Marter IV
Cyrus D. Marter IV
Senior Vice President, General Counsel and Secretary